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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement for the registration of 5,700,000 shares of common stock (Form S-8) of Molecular Diagnostics, Inc. of our report dated April 8, 2002, with respect to the consolidated financial statements and schedule of Molecular Diagnostics, Inc. included in its Annual Report (Form 10-K), as amended, for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                       /s/ ERNST & YOUNG LLP

Chicago, Illinois
August 6, 2002